                                                                    Exhibit 10.9









                         COLLABORATION AND LICENSE AGREEMENT
                                       between
                                HOECHST MARION ROUSSEL
                                         and
                           SCRIPTGEN PHARMACEUTICALS, INC.
                                   October 24, 1997




CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY
[***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 TABLE OF OF CONTENTS
1.  DEFINITIONS........................................................-1-
      1.1.  "Affiliate"................................................-1-
      1.2   "Back-Up Compound".........................................-1-
      1.3   "Collaboration Program"....................................-1-
      1.4   "Committees"...............................................-1-
      1.5   "Confidential Information".................................-2-
      1.6   "Contract Year"............................................-2-
      1.7   "Effective Date"...........................................-2-
      1.8   "Existing Compounds".......................................-2-
      1.9   "Existing Targets".........................................-2-
      1.10  "Field"....................................................-2-
      1.11  "First Commercial Sale"....................................-2-
      1.12  "HMR Owned Technology".....................................-2-
      1.13  "HMR Patent Rights"........................................-2-
      1.14  "IND"......................................................-2-
      1.15  "IPO"......................................................-2-
      1.16  "Joint Compound Library"...................................-2-
      1.17  "Joint Patent Rights"......................................-2-
      1.18  "Joint Technology".........................................-3-
      1.19  "License Term".............................................-3-
      1.20  "Licensed Compound"........................................-3-
      1.21  "Licensed Compound Notice".................................-3-
      1.22  "Licensed Product".........................................-3-
      1.23  "NDA"......................................................-3-
      1.24  "Net Sales"................................................-3-
      1.25  "Non-Selected Compounds"...................................-4-
      1.26  "Non-Selected Targets".....................................-4-
      1.27  "Party" and "Parties"......................................-4-
      1.28  "Patent Rights"............................................-4-
      1.29  "Scientific Committee".....................................-4-
      1.30  "SCRIPTGEN Indemnitees"....................................-4-
      1.31  "SCRIPTGEN Owned Technology"...............................-4-
      1.32  "SCRIPTGEN Patent Rights"..................................-4-
      1.33  "SCRIPTGEN Screening Technology"...........................-4-
      1.34  "Securities Act"...........................................-4-
      1.35  "Steering Committee".......................................-5-
      1.36  "Target"...................................................-5-
      1.37  "Technology"...............................................-5-
      1.38  "Work Plan"................................................-5-

2.  COLLABORATION PROGRAM..............................................-5-
      2.1   Implementation of Collaboration Program....................-5-

      2.2   Committees.................................................-6-
      2.3   Term of Collaboration Program..............................-8-
      2.4   Allocation of Tasks for Collaboration Program..............-8-
      2.5   License Option.............................................-9-
      2.6   Commercialization Rights..................................-10-
      2.7   Non-Selected Targets and Non-Selected Compounds...........-11-
      2.8   Existing Compounds and Existing Targets...................-12-

3.  FUNDING...........................................................-13-
      3.1   Up-Front Payments as a Technology Access Fee..............-13-
      3.2   Funding of Collaboration Program..........................-13-
      3.3   Milestone Payments........................................-13-
      3.4   Determination that Milestones have been achieved..........-14-

4.  INTELLECTUAL PROPERTY RIGHTS......................................-14-
      4.1   Disclosure of Inventions..................................-14-
      4.2   Ownership.................................................-14-

5.  PROVISIONS CONCERNING THE FILING, PROSECUTION AND
      MAINTENANCE OF PATENT RIGHTS....................................-15-
      5.1   Filing of Patents.........................................-15-
      5.2   Expenses..................................................-16-
      5.3   Right to Prosecute Abandoned Rights.......................-16-

6.  LICENSE RIGHTS....................................................-17-
      6.1   License Grant.............................................-17-
      6.2   Term of License...........................................-17-
      6.3   Sublicenses...............................................-17-
      6.4   Payment of Royalties and Share of Other Amounts;
             Payment Dates; Accounting; Records; Other................-18-
      6.5   Infringement..............................................-20-
      6.6   Claimed Infringement......................................-21-
      6.7   Warranty Disclaimer.......................................-22-
      6.8   Limited Liability.........................................-22-

7.  CONFIDENTIAL INFORMATION..........................................-22-
      7.1   Treatment of Confidential Information.....................-22-
      7.2   Release from Restrictions.................................-23-
      7.3   Publication...............................................-23-

8.  REPRESENTATION AND WARRANTIES.....................................-24-
      8.1   Mutual Representations....................................-24-
      8.2   HMR Representation........................................-25-

9.  INDEMNIFICATION...................................................-25-

10.  TERMINATION......................................................-25-
      10.1  Term......................................................-25-
      10.2  Termination for Insolvency or Breach......................-25-
      10.3  Disposition of Licensed Products..........................-26-
      10.4  Survival of Obligations; Return of
             Confidential Information.................................-26-

11.  EQUITY INVESTMENT................................................-26-
      11.1  Timing and Amount.........................................-26-
      11.2  SCRIPTGEN Representations.................................-27-

12.  MISCELLANEOUS....................................................-27-
      12.1  Payment Method............................................-27-
      12.2  Publicity.................................................-27-
      12.3  Overdue Payments..........................................-27-
      12.4  Prohibition on Hiring.....................................-27-
      12.5  Assignment................................................-28-
      12.6  Governing Law.............................................-28-
      12.7  Force Majeure.............................................-28-
      12.8  Waiver....................................................-28-
      12.9  Notices...................................................-29-
     12.10  No Agency.................................................-29-
     12.11  Entire Agreement..........................................-29-
     12.12  Headings..................................................-30-
     12.13  Severability..............................................-30-
     12.14  Successors and Assigns....................................-30-
     12.15  Counterparts..............................................-30-
     12.16  Interpretation............................................-30-
     12.17  Export Controls...........................................-30-

                         COLLABORATION AND LICENSE AGREEMENT


    This COLLABORATION AND LICENSE AGREEMENT (the "Agreement") is entered into as of October 24, 1997 by and between Hoechst Marion Roussel, a French corporation ("HMR"), and SCRIPTGEN Pharmaceuticals, Inc., a Delaware corporation ("SCRIPTGEN").

    WHEREAS, HMR has known-how in the research and development, manufacturing and marketing of pharmaceutical products;

    WHEREAS, SCRIPTGEN has know-how and technology for discovery of [***] pharmaceutical products; and

    WHEREAS, HMR and SCRIPTGEN desire to cooperate in the discovery and subsequent development of [***] products for the human health market;

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, HMR and SCRIPTGEN hereby agree as follows:

                                   1.  DEFINITIONS

    Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

    1.1. "Affiliate" means any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. "Control" means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

    1.2  [***]

    1.3 "Collaboration Program" means the program and associated activities contemplated by Section 2 of this Agreement.

    1.4 "Committees" mean the Scientific Committee and the Steering Committee and "Committee" means either the Scientific Committee or the Steering Committee.

    1.5 "Confidential Information" means any technical or business information furnished by one Party to the other in connection with this Agreement. Confidential Information may include, without limitation, the identity of a compound and its chemical structure and biological profile, the use of a compound, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, manufacturing plans, formulations, financing plans and activities, and customer and supplier information, and any information supplied pursuant to Section 2.8.

    1.6 "Contract Year" means each twelve (12) month period beginning after the Effective Date.

    1.7  "Effective Date" means October 24, 1997.

    1.8  [***]

    1.9  [***]

    1.10 "Field" means the human healthcare market.

    1.11 "First Commercial Sale" means the date of the first sale of a Licensed Product in the ordinary course of business in any country by HMR or an Affiliate of HMR or licensee or sublicensee of HMR or an HMR Affiliate.

    1.12 "HMR Owned Technology" has the meaning set forth in Section 4.2.2.

    1.13 "HMR Patent Rights" means Patent Rights with respect to HMR Owned Technology.

    1.14 "IND" means an Investigational New Drug permit, as defined by U.S. federal regulations, or the equivalent in any other country.

    1.15 "IPO" means the first underwritten public offering of shares of capital stock of SCRIPTGEN declared effective under the Securities Act after the Effective Date.

    1.16 "Joint Compound Library" means all Non-Selected Compounds as to which HMR has performed discovery chemistry during the Collaboration as identified on page 4 of the Work Plan.

    1.17 "Joint Patent Rights" means Patent Rights with respect to Joint Technology.

    1.18 "Joint Technology" has the meaning set forth in Section 4.2.3.

    1.19 "License Term" means the time period referenced in Section 6.2.

    1.20 "Licensed Compound" means any compound (including Back-Up Compounds) selected for licensing and development by HMR pursuant to the provisions of Sections 2.5, 2.7(c) and 2.7(d) hereof regardless of which Party was the source of the compound.

    1.21 "Licensed Compound Notice" has the meaning set forth in Section 2.5.1.

    1.22 "Licensed Product" means any product which incorporates or utilizes a Licensed Compound (including analogs, derivatives or modifications thereof), and any product which is discovered in whole or in part as a result of the Collaboration Program.

    1.23 "NDA" means a New Drug Application, as defined by U.S. federal regulations, or the equivalent in any other country.

    1.24 "Net Sales" means the gross invoice sales price for the Licensed Products sold by HMR, its Affiliates and its or their sublicensees, less discounts allowed in amounts customary in the trade; reasonable and customary quantities of samples; returns; and customer charges, sales, taxes and transportation costs separately invoiced. The transfer of the Licensed Products by HMR or one of its sublicensees to (i) an Affiliate of HMR or (ii) another sublicensee of HMR shall not be considered a sale; in such cases, Net Sales shall be determined based on the invoiced sales price by the Affiliate or sublicensee to its customer, less the deductions allowed under this
Section 1.21. Every other commercial use or disposition of Licensed Products by HMR, its Affiliates and its or their sublicensees, other than reasonable quantities of promotional samples or bona fide sale to a bona fide customer shall be considered a sale of the Licensed Products at the weighted average Net Sales price then being invoiced by the seller in arm's length transactions.

   HMR, its Affiliates and its or their sublicensees shall be deemed to have sold a "Bundled Product" if the Licensed Products are sold pursuant to an agreement with an independent customer specifying, for a combination of products or services, (i) a single price, (ii) other terms of purchase not separately identifying either a price per product or the effective deductions referred to above per product or (iii) a price for units of the Licensed Products which is discounted below the standard invoice price per unit of the Licensed Products by at least five (5) percentage points more than the amount that any other product or service in the Bundled Product is discounted below such other product's or service's standard invoice price. In order to calculate the Net Sales of the Licensed Products included in a Bundled Product (a) in the case of the foregoing clauses (i) and (ii), the total Net Sales of the Bundled Product shall be multiplied by a fraction, the numerator of which shall be the product of the number of units of the Licensed Products sold multiplied by the standard invoice price per unit of the Licensed Products, and the denominator of which shall be the sum, for all products or services included in the Bundled Product, of the products of the number of units sold for each product or service in the Bundled Product multiplied by the standard invoice price per unit for each such product or service and (b) in the case of the foregoing clause (iii), the Parties will determine whether an adjustment to Net Sales is appropriate and, if so, a mutually agreeable method of calculation.

    1.25 [***]

    1.26 [***]

    1.27 "Party" and "Parties" means HMR or SCRIPTGEN singularly or HMR and SCRIPTGEN collectively, respectively.

    1.28 "Patent Rights" means the rights and interests in and to issued patents, pending patents and pending patent applications in any country, including, but not limited to, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues or extensions, whether owned solely or jointly by a Party or licensed in by a Party with the right to sublicense.

    1.29 "Scientific Committee" means the Scientific Committee established pursuant to Section 2.2 of this Agreement.

    1.30 "SCRIPTGEN Indemnitees" has the meaning set forth in Section 9.

    1.31 "SCRIPTGEN Owned Technology" has the meaning set forth in
Section 4.2.1.

    1.32 "SCRIPTGEN Patent Rights" means Patent Rights with respect to SCRIPTGEN Owned Technology.

    1.33 "SCRIPTGEN Screening Technology" means the proprietary Any Target Ligand Affinity Screen (ATLAS) technology and the proprietary Screen for Compounds with Affinity for Nucleic Acid (SCAN) technology owned by SCRIPTGEN for the screening of compounds and the proprietary high-throughput functional technologies owned by SCRIPTGEN.

    1.34 "Securities Act" means the U.S. Securities Act of 1933, as amended.

    1.35 "Steering Committee" means the Steering Committee established pursuant to Section 2.2 of this Agreement.

    1.36 [***] Target Identification, Validation and Prioritization have the meanings set forth in Appendix 1.

    1.37 "Technology" means and includes all inventions, discoveries, improvements, proprietary materials and biological substances, data, know-how and trade secrets, whether or not patentable, including any negative results.

    1.38 "Work Plan" means the Work Plan attached to this Agreement as Appendix
1.

                              2.  COLLABORATION PROGRAM

    2.1  Implementation of Collaboration Program.

         2.1.1  Basic Provisions.

         The Collaboration Program shall aim at the synergistic interaction between HMR and SCRIPTGEN for the identification of [***] drug candidates for development and commercialization through the activities outlined in the Work Plan. The Collaboration Program shall continue for a period of three (3) Contract Years (subject to extension or earlier termination as provided in Section 2.3) and each Party shall use reasonable efforts to perform such tasks as are set forth to be performed by it as contemplated by this Agreement. All work performed hereunder or in connection herewith shall be performed in a good and workmanlike manner using proper and accepted scientific procedures, and in accordance with all applicable laws.

         2.1.2     Cooperation.

         Each Party shall keep the Steering Committee fully informed about the status of the Collaboration Program, and scientists at SCRIPTGEN and HMR shall cooperate in the performance of the Collaboration Program and, subject to any confidentiality obligations to third parties, shall exchange information and materials as necessary to carry out the Collaboration Program, subject to the provisions of Sections 4, 5 and 7 hereof.

         2.1.3     Ownership and Use of SCRIPTGEN Screening Technology.

         HMR hereby acknowledges that it has no claim of ownership or rights to the SCRIPTGEN Screening Technology (including any improvements thereto) and, as between HMR and SCRIPTGEN, the SCRIPTGEN Screening Technology (including any improvements thereto) is owned solely by SCRIPTGEN and shall remain the exclusive property of SCRIPTGEN, and that no license or other rights therein or to the use thereof are hereby granted to HMR.

    2.2  Committees.

         2.2.1     Establishment and Functions.

         SCRIPTGEN and HMR shall establish a Scientific Committee and a Steering Committee.

         (a) The Scientific Committee shall (i) plan, administer and monitor all scientific aspects of the Collaboration Program to the extent set forth in the Work Plan, (ii) recommend to the Steering Committee compounds to be considered for pre-clinical candidate approval and development as provided in the Work Plan, and (iii) recommend which inventions which constitute Joint Technology should be the subject of patent prosecution as contemplated by
Section 5.1

         (b) The Steering Committee shall (i) approve those compounds which shall be pre-clinical candidates and therefore subject to further development as provided in the Work Plan, (ii) decide which inventions which constitute Joint Technology shall be the subject of patent prosecution as contemplated by Section 5.1 and (iii) make any decisions related to the Collaboration Program beyond the decision-making authority of the Scientific Committee. The Steering Committee shall also resolve any issue which cannot be resolved by the Scientific Committee. Any issue which also cannot be resolved by the Steering Committee shall be referred to the Chief Executive Officer of Scriptgen and the Head of Research and Development of HMR AG for resolution.

         2.2.2     Membership.

         SCRIPTGEN and HMR each shall appoint, in its sole discretion, three
(3) members to the Scientific Committee and two (2) members to the Steering Committee. Substitutes, alternates or replacements for the members of either Committee appointed by a Party may be made at any time by such Party by notice in writing to the other Party. The Parties may mutually agree to change the size of either or both Committee as long as there shall be an equal number of representatives of each Party on the changed Committee. Subject to the obligations set forth in Section 7, the Parties may at their discretion invite guests to attend meetings of either the Scientific Committee or the Steering Committee with such guests having no voting rights. The members of the Scientific Committee initially shall be:

    HMR MEMBERS                           SCRIPTGEN MEMBERS
    Head of disease group: (presently)    Michael G. Palfreyman, Ph.D., D. Sc.
    Alain Jacot                           C. Richard Wobbe, Ph.D.
                                          Craig M. Thompson, Ph.D.

    Head of medical chemistry: Jozsef
    Aszodi

    Project leader: Khalid Islam

The members of the Steering Committee initially shall be:

    HMR MEMBERS                           SCRIPTGEN Members
    Head of disease group: (presently)    Mark T. Weedon
    Alain Jacot                           Michael G. Palfreyman, Ph.D., D.Sc.


    Head of research and development for
    Romainville: Jacques Raynaud

         2.2.3     Meetings.

         The Scientific Committee shall interact on an ongoing basis using mail, telephone, fax, E-mail and videoconferencing and shall meet at least four (4) times each year, with such meetings to be held, alternately, in Medford, Massachusetts, U.S.A., and Romainville, France, unless the Parties agree otherwise. The Steering Committee shall meet at least once a year, with such meetings to be held, alternately, in Medford, Massachusetts, U.S.A. and Romainville, France, unless the Parties agree otherwise. Any additional Committee meetings shall be held on an as needed basis at places and on dates selected by the appropriate Committee. In addition, a Committee may act without a formal meeting by a written memorandum signed by that number of members required to take the action if a meeting in person had been held.

         2.2.4     Minutes.

         The Committees shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken.
The Scientific Committee shall provide the Steering Committee with minutes of all of its meetings and advise the Steering Committee in writing of all recommendations of the Scientific Committee made pursuant to Section 2.2.1.

         2.2.5     Quorum; Voting; Decisions.

         At each meeting of a Committee, at least one member appointed by each Party shall constitute a quorum. Each member of a Committee shall have one vote on all matters before the Committee, provided that the member or members of each Party present at a meeting of the Committee shall have the authority to cast the votes of any of such Party's members on the Committee who are absent from the meeting. All decisions of a Committee shall be made by majority vote of all of the members so long as the affirmative vote of at least one member selected by each Party is included in the majority vote.

         2.2.6     Expenses.

              SCRIPTGEN and HMR shall each bear all expenses of their respective Committee members related to their participation on the Committees and attendance at meetings of each Committee.

    2.3  Term of Collaboration Program.

    The Collaboration Program shall terminate at the end of third Contract Year unless extended for up to two (2) additional Contract Years by mutual agreement of the Parties, provided that the Collaboration Program may be terminated by HMR upon six (6) months prior written notice given to SCRIPTGEN no earlier than the end of the second Contract Year. In the event of early termination, HMR shall reimburse to SCRIPTGEN any liabilities, expenses or other payments with respect to the Collaboration Program incurred by SCRIPTGEN and extending beyond the early termination date which SCRIPTGEN is not able to terminate as of the early termination date and any cancellation penalties or other charges incurred by SCRIPTGEN arising out of the early termination of the Collaboration Program. In the event of early termination, HMR shall retain any of its rights under this Agreement with respect to Licensed Compounds and Back-Up Compounds, and SCRIPTGEN shall retain all rights to all other compounds and Targets.

    2.4  Allocation of Tasks for Collaboration Program.

     2.4.1  Identification of Targets and Screening.

     (a) During the Collaboration Program, SCRIPTGEN shall (i) identify [***] Targets and (ii), utilizing SCRIPTGEN Screening Technology, screen up to [***] of those Targets [***] selected by the Scientific Committee against up to [***] compounds per Target from SCRIPTGEN's and/or part of HMR's compound library to seek to identify potential new antifungal drug candidates. Within the first [***] of the [***], HMR may include up to [***] Targets from the [***] identified on Exhibit A attached to this Agreement. The Collaboration Program shall be undertaken in accordance with the resource allocation and timelines set forth over the three (3) year period of the Work Plan. Any of the [***] Targets [***] shall be deemed [***] subject to the provisions of Section 2.7. A Target shall be deemed to have been [***] when a decision has been made to [***] for the Target as defined under [***] in the Work Plan.

         (b)  Every [***] during the Collaboration Program, SCRIPTGEN shall
[***].

         (c) SCRIPTGEN shall periodically, but no less often than quarterly, report its activities and the results of its activities under this Section
2.4.1 to the Scientific Committee.

         2.4.2     Follow-on Tasks.

              The additional tasks required for the Collaboration Program as specified in the Work Plan shall be the primary responsibility of the Party designated in said Work Plan. Any task as to which no one Party is designated as having primary responsibility shall be the joint responsibility of the Parties. The Party with primary responsibility (and each Party, as to tasks as to which no single Party has primary responsibility) shall periodically, but no less often than quarterly, report to the Scientific Committee its activities and the results of its activities under this Section 2.4.2.

    2.5  License Option.

         2.5.1     Identification of Candidates.

         HMR shall review the data and information developed during the Collaboration Program and shall notify SCRIPTGEN in writing any time during the term of the Collaboration Program of its decision to proceed with the development of a compound (a "Licensed Compound Notice"). The Licensed Compound Notice will also list [***]. In the event that HMR elects to proceed with the development of [***] it shall so notify SCRIPTGEN in writing and such notification shall constitute a Licensed Compound Notice with respect to [***]. Any decision not to proceed with the development of a Licensed Compound [***] shall be accompanied by a detailed explanation of the reasons therefor. Any compound (including a Licensed Compound [***] which HMR decides not to develop shall be deemed a Non-Selected Compound subject to the provisions of Section 2.7. For each compound [***] for which HMR has issued a Licensed Compound Notice, such compound will become a "Licensed Compound" deemed to be included in the license to HMR pursuant to Section 6 hereof.

         2.5.2     Cooperation; Reports.

         SCRIPTGEN shall cooperate fully with HMR in its efforts to develop the Licensed Compounds by providing to HMR any information reasonably available to SCRIPTGEN which relates to SCRIPTGEN's work hereunder. HMR shall keep SCRIPTGEN informed about the status of the development of each Licensed Compound. In particular, without limitation, HMR shall report to SCRIPTGEN in reasonable detail no less frequently than semi-annually concerning all aspects of such development activities.

    2.6  Commercialization Rights.

   (a) As more particularly set forth in this Agreement and subject to the terms set forth herein, HMR shall have the exclusive worldwide right to develop and commercialize Licensed Products in the Field under the licenses to be provided in Section 6 hereof. HMR agrees that it will diligently develop, market, promote and sell throughout the world, at its own expense, Licensed Products. SCRIPTGEN and HMR shall have no right to develop and commercialize Licensed Compounds or Licensed Products outside the Field.

   (b) If at any time HMR elects to discontinue the development of a Licensed Compound or commercialization of a Licensed Product itself or through its sublicensees or Affiliates, it shall promptly notify SCRIPTGEN, whereupon HMR's license to such Licensed Compound and Licensed Product from SCRIPTGEN, will be terminated, and SCRIPTGEN will have the right to develop such Licensed Compound and commercialize such Licensed Product itself or with a third party, provided that SCRIPTGEN shall pay to HMR (i) [***] royalty based on net sales of such Licensed Product [***] and (ii) [***] royalty based on net sales of such Licensed Product as any other human pharmaceutical product. In such event, all rights to such Licensed Compound and all Technology and knowledge and product development information of HMR and its Affiliates with respect to such Licensed Compound and such Product will be transferred to SCRIPTGEN within sixty (60) days of such notice, including without limitation, any pre-clinical, clinical, process and formulation data.

    2.7  [***]

         (a) [***] within the Field will remain part of the Collaboration Program for the duration of the Collaboration Program. During the Collaboration Program, SCRIPTGEN may continue development activities with respect to the [***] in order to maintain and protect its patent position but shall not grant any rights to a [***] to a third party (other than an Affiliate of SCRIPTGEN).

         (b) If and when the Collaboration is terminated, the [***] as to which during the Collaboration HMR has [***] as identified on page 4 of the Work Plan will become the property of SCRIPTGEN. All other [***] as provided in Section 2.7(c).

         (c) Following termination of the Collaboration, HMR or SCRIPTGEN shall each have the right to obtain exclusive rights under the terms of this
Section 2.7 to any [***] provided that either Party shall promptly notify the other Party of such decision. Upon notification by a Party of its decision to obtain exclusive rights to [***] the other Party agrees to discontinue any development efforts with respect to such [***] and [***] shall be deemed withdrawn from the [***]. If a Party elects to discontinue its exclusive rights to [***] it shall promptly notify the other Party at which time such [***] for use by either Party. At no time shall either Party have exclusive rights under this Section 2.7(c) to more than [***] from the [***].

         (d) In the event that SCRIPTGEN or any of its licensees or sublicensees generates sales of a product based on a [***] from the [***], then SCRIPTGEN will pay to HMR a [***] royalty on sales of a [***] product based on a [***]. In the event that SCRIPTGEN or any of its licensees or sublicensees generates sales of a product based on a [***], then SCRIPTGEN will pay to HMR a [***] royalty based on sales of a [***] product from a [***]. All provisions of this Agreement which relate to the payment of royalties by HMR to SCRIPTGEN shall apply to the payment of royalties by SCRIPTGEN to HMR.

    In the event that HMR or any of its licensees or sublicensees generates sales of a human [***] based on a [***], HMR will pay to SCRIPTGEN a royalty in accordance with the provisions of Section 6 of this Agreement. For any other product sold by HMR or any of its Licensees or sublicensees based on a [***], HMR will pay to SCRIPTGEN a royalty of [***] plus the rate of any royalty which SCRIPTGEN is obligated to pay to an unrelated third party with respect to sales of such product. In either event, the other provisions of this Agreement shall apply as applicable.

         (e) Section 2.7(b), (c) and (d) shall not apply to any [***] as to which HMR has [***] as identified on page 4 of the Work Plan.

         (f) If either Party becomes aware of the usefulness of a [***] or a [***] outside the Field [***], it shall promptly advise the Steering Committee of said usefulness and provide a summary of the information in its possession relating to such use, so that the Parties can consider discussing a collaboration outside the Field with regard to such [***]. Within thirty
(30) days after receipt by the Steering Committee of any such advice and summary, HMR shall have the right to notify SCRIPTGEN in writing that it would like to enter into a collaboration outside the Field with regard to such [***]. For a period of three (3) months after HMR furnishes such notification, the Parties shall in good faith negotiate the terms of the collaboration. If the Parties have not agreed to the terms of the collaboration by the end of the three (3) month negotiating period, for a period of six (6) months after the end of the three (3) month negotiating period, SCRIPTGEN may not enter into a collaboration with a third party outside the Field with regard to such [***] on terms which are over-all less advantageous to SCRIPTGEN than the terms last offered by HMR to SCRIPTGEN during the three (3) month negotiating period.

    2.8  Existing Compounds and Existing Targets.

    Within six (6) months of the Effective Date, HMR shall have the right to negotiate a license from SCRIPTGEN of rights to [***] of the Existing Compounds identified on Exhibit B attached to this Agreement and Existing Targets [***]. Upon HMR's request, SCRIPTGEN shall supply to HMR the chemical structure and biological profile of the Existing Compounds.

                                     3.  FUNDING


       3.1   Up-Front Payments as a Technology Access Fee.

       Concurrently with the execution and delivery of this Agreement, HMR shall become obligated to pay to SCRIPTGEN the sum of six million dollars ($6,000,000) (U.S.) as a technology access fee to recognize research and development performed by SCRIPTGEN up to the Effective Date, with such technology to be used by HMR for further research and development under and subject to the terms of the Collaboration Programs. [***]

       3.2   Funding of Collaboration Program.

       To fund SCRIPTGEN's activities in connection with the Collaboration Program, HMR shall pay to SCRIPTGEN, [***] Such payments shall be made [***]


       3.3   Milestone Payments.

       HMR will make the following payments to SCRIPTGEN for the first Licensed Compound to reach each of the milestones set forth below. If any milestone is achieved during the term of this Agreement, the payment for such milestone will be absolutely due and payable and shall be made within thirty
(30) days after the date that the milestone is achieved.

Milestone                              Cash Payment (U.S.)

[***]

    3.4  Determination that Milestones have been achieved.

    HMR shall promptly notify SCRIPTGEN of the achievement of each milestone. In the event that SCRIPTGEN believes any milestone has been achieved and it has not received timely notice from HMR, it shall so notify HMR in writing and shall provide to HMR the basis for its belief. Within thirty (30) days, HMR shall review the information provided by SCRIPTGEN and shall certify in writing whether or not the milestone has been achieved. Any negative determination shall be accompanied by a detailed explanation of the reasons therefor. If HMR does not take action within such thirty (30) day period, the milestone shall be deemed to have been achieved.

                           4.  INTELLECTUAL PROPERTY RIGHTS

    4.1  Disclosure of Inventions.

    Each Party shall promptly inform the other and the Committees of all inventions that are conceived, made or developed in the course of carrying out the Collaboration Program by employees or consultants of either of them or their Affiliates alone or jointly with employees or consultants of the other Party or its Affiliates. The following provisions shall apply to rights in the intellectual property developed by SCRIPTGEN or HMR, or both, during the course of carrying out the Collaboration Program.

    4.2  Ownership.

         4.2.1     SCRIPTGEN Intellectual Property Rights.

         SCRIPTGEN shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any Technology developed or created by employees, consultants or assignors of SCRIPTGEN or through the use of any Technology of SCRIPTGEN hereunder (including, without limitation, the SCRIPTGEN Screening Technology) (collectively, the "SCRIPTGEN Owned Technology"), with full rights to license or sublicense, subject to HMR's rights hereunder. Without limiting the foregoing, subject to the licenses granted in Sections 2.7 and 6 hereof, SCRIPTGEN shall be the sole owner of all Patent Rights, all trade secret rights and any other intellectual property rights in the SCRIPTGEN Owned Technology.

         4.2.2     HMR Intellectual Property Rights.

         Subject to the provisions of Section 4.2.3, HMR shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any Technology solely developed by employees, consultants or assignors of HMR or through the use of any Technology of HMR hereunder ("HMR Owned Technology"), with full rights to license or sublicense, subject to SCRIPTGEN's rights hereunder. Without limiting the foregoing, subject to the licenses granted under this Agreement, HMR shall be the sole owner of all Patent Rights, all trade secret rights and any other intellectual property rights in any HMR Owned Technology.

         4.2.3     Joint Technology.

         HMR and SCRIPTGEN shall jointly own all Technology jointly conceived, reduced to practice or developed jointly by employees, consultants or assignors of both SCRIPTGEN and HMR in the Collaboration Program (the "Joint Technology") and shall jointly own all Joint Patent Rights. Joint Technology also includes the Joint Compound Library.

                  5.  PROVISIONS CONCERNING THE FILING, PROSECUTION
                           AND MAINTENANCE OF PATENT RIGHTS

    The following provisions relate to the filing, prosecution and maintenance of Patent Rights during the term of this Agreement:

    5.1  Filing of Patents.

    In consultation with the Scientific Committee, SCRIPTGEN will determine what patents will be filed on SCRIPTGEN Owned Technology and HMR will determine what patents will be filed on HMR Owned Technology. Each Party will be responsible for the prosecution (including the defense of interferences and similar proceedings) of patent protection for its owned Technology, provided that the other Party will have the opportunity to provide substantive review and comment on any such prosecution. Responsibility for prosecution of patent protection (including the defense of interferences and similar proceedings) on Joint Technology will be determined by the Committees as provided in Section 2.2.1.

    5.2  Expenses.


    HMR shall reimburse SCRIPTGEN for [***] incurred by SCRIPTGEN [***] subject to the following:

    (a) The provisions of this Section 5.2 shall not apply to [***].

    (b) During the Collaboration Program, Scriptgen shall bear and not be reimbursed for [***] incurred by Scriptgen [***]. In the event the [***] relates to a [***] HMR shall reimburse Scriptgen for all amounts incurred pursuant to this subsection (b) promptly following completion of the Collaboration Program.

    (c) In the event [***] HMR shall have no further obligation under this
Section 5.2 with respect to [***]. In the event [***] Scriptgen shall reimburse HMR [***] all amounts incurred by HMR pursuant to this Section 5.2 with respect to [***].




    5.3  Right to Prosecute Abandoned Rights.

    If either Party at any time elects not to seek or continue to seek, use or maintain patent protection on any Technology owned by it relating to Licensed Compounds in any country, the other Party shall have the exclusive right, at its expense, to file, procure, maintain and enforce in such countries patents on such Technology. Each Party agrees to advise the other Party of all decisions taken in a timely manner in order to allow a Party to protect its rights under this Section 5.3 If a Party elects not to file a patent application or application for a certificate of invention, not to maintain a patent or certificate of invention, or to abandon a pending patent application or application for a certificate of invention, it shall advise the other Party of such election in a timely manner, and the other Party shall have the right, at the expense of the other Party, of filing such application, maintaining such patent or certificate of invention or continuing to attempt to obtain protection on the subject matter disclosed in such pending application.

                                  6.  LICENSE RIGHTS

    6.1  License Grant.

         (a) During the License Term, SCRIPTGEN hereby grants to HMR a worldwide exclusive license, including the right to grant sublicenses, to develop, have developed, make, have made, use, distribute for sale, offer for sale, sell, import and have imported Licensed Products in the Field under Patent Rights and Technology covering such Licensed Compound or Licensed Product now or hereafter owned by or licensed (with the right to grant sublicenses) to SCRIPTGEN.

         (b) For the avoidance of doubt, it is acknowledged that, pursuant to the terms of this Agreement (i) HMR shall have no license from SCRIPTGEN under, access to or right to use, any Patent Rights or Technology owned by or licensed to SCRIPTGEN, for any purpose other than those expressly set forth in subsection (a) and (ii) SCRIPTGEN shall have no license from HMR under, access to or right to use, any Patent Rights or Technology owned by or licensed to HMR, for any purpose other than those expressly set forth in
Section 2.6 hereof.

    6.2  Term of License.

    The License Term as to each Licensed Product shall commence upon the issuance of the relevant Licensed Compound Notice. The License Term for each Licensed Product [***] The license for each Licensed Product shall be deemed a license separate and severable from licenses to other Licensed Products.

    6.3  Sublicenses.

    If HMR grants a sublicense to a third party, HMR guarantees that such sublicensee will fulfill all of HMR's obligations under this Agreement, and HMR shall not be relieved of its obligations pursuant to this Agreement as a result of such sublicense.

    6.4 Payment of Royalties and Share of Other Amounts; Payment Dates; Accounting; Records; Other.

         6.4.1     Payment of Royalties and Share of Other Amounts.

     (a) HMR shall pay to SCRIPTGEN a royalty of [***] based on Net Sales of Licensed Products in each country during the License Term for each such Licensed Product until such time in each fiscal year of HMR as cumulative Net Sales of the Licensed Product for such year aggregate [***] at which time the royalty rate for the remainder of such fiscal year shall be [***].

     (b) HMR shall pay to SCRIPTGEN [***] of all amounts received from sublicensees in consideration for rights to a Licensed Product other than royalties and reimbursement of amounts paid by HMR.


         6.4.2      Payment Dates and Reports.

              (a) Royalties shall be paid by HMR to SCRIPTGEN on Net Sales within [***] after the end of each calendar quarter in which such Net Sales are made. Such payment shall be accompanied by a report showing (a) the gross sales of the Licensed Product sold by HMR, its Affiliates and any licensee or sublicensee of HMR or its Affiliates in each country during the reporting period and the calculation of Net Sales from such gross sales, (b) the royalty due thereon, (c) withholding taxes, if any, required by law to be deducted in respect of such royalties, and (d) the exchange rates used in determining the amount of U.S. dollars. If no royalty is due for any calendar quarter, HMR shall so report.[cad 179]

              (b) All amounts due SCRIPTGEN from HMR pursuant to Section 6.4.1(b) shall be paid to SCRIPTGEN by HMR within sixty (60) days after receipt by HMR of the payment to HMR in respect of which payment is due SCRIPTGEN under Section 6.4.1(b).

              (c) All amounts due SCRIPTGEN under Sections 6.4.1(a) and 6.4.1(b) shall be paid without deduction or offset, except as otherwise provided in Section 6.4.6.

              (d) HMR shall not solicit, authorize or accept any consideration for or in connection with the sale of Licensed Products other than as will be accurately reflected in Net Sales.

         6.4.3     Accounting.

         All amounts due SCRIPTGEN under Sections 6.4.1(a) and 6.4.1(b) shall be computed and paid in U.S. dollars. For purposes of determining the amounts due SCRIPTGEN, the amount of Net Sales in any foreign currency and the amount of any payment received by HMR in respect of which a payment is due SCRIPTGEN under Section 6.4.1(b) shall be computed by converting such amounts into U.S. dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as reported in The Wall Street Journal on the last business day of the period to which a royalty payment relates or on the business day on which payment was received by HMR in respect of which a payment is due SCRIPTGEN under Section 6.4.1(b), as the case may be.

         6.4.4     Records.

         HMR and its Affiliates and the licensees and sublicensees of HMR and its Affiliates shall keep for [***] years from the date of each payment of royalties complete and accurate records of sales by HMR and its Affiliates and its and their licensees and sublicensees of each Licensed Product in sufficient detail to allow the accruing royalties to be determined accurately. SCRIPTGEN shall have the right for a period of [***] years after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to HMR to inspect the relevant records of HMR and its Affiliates and its or their licensees and sublicensees to verify such report or statement. HMR and its Affiliates and its and their licensees and sublicensees shall each make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from SCRIPTGEN, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any Fiscal Year nor more than once with respect to sales of any Licensed Product in any given payment period. SCRIPTGEN agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for SCRIPTGEN to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law or judicial process. The results of each inspection, if any, shall be binding on both Parties. SCRIPTGEN shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any calendar quarter shown by such inspection of more than [***] of the amount paid, HMR shall pay for such inspection.

         6.4.5     Single Royalty per Licensed Product.

         Only one royalty shall be due with respect to each sale of a Licensed Product.

         6.4.6     Foreign Royalties.

         Where royalties are due hereunder for sales of Licensed Products in a country where, by reason of currency regulations or taxes of any kind, it is impossible or illegal for HMR, and Affiliates or sublicensee to transfer royalty payments to SCRIPTGEN for Net Sales in that country, such royalties shall be deposited in whatever currency is allowable by the person or entity not able to make the transfer for the benefit or credit of SCRIPTGEN in an accredited bank in that country that is acceptable to SCRIPTGEN.

       6.4.7   Minimum Annual Royalties.

       Promptly following the filing of an NDA for a Licensed Product in the U.S., Europe or Japan, the Parties shall in good faith negotiate a minimum annual royalty for the Licensed Product taking into account [***].

    6.5  Infringement.

         (a) Each Party shall promptly report in writing to the other Party during the term of this Agreement any known infringement or suspected infringement of any Patent Rights covering Licensed Compounds or Licensed Products by a third party of which it becomes aware, and shall provide the other Party with all available evidence supporting said infringement or suspected infringement.

         (b) Except as provided in paragraph (d) below, HMR shall have the right to initiate an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any Patent Rights covering Licensed Compounds or Licensed Products. HMR shall give SCRIPTGEN sufficient advance notice of its intent to file said suit and the reasons therefor, and shall provide SCRIPTGEN with an opportunity to make suggestions and comments regarding such suit. HMR shall keep SCRIPTGEN properly informed, and shall from time to time consult with SCRIPTGEN, regarding the status of any such suit.

         (c) HMR shall have the sole and exclusive right to select counsel for any suit referred to in paragraph (b) above and shall pay all expenses of the suit, including without limitation attorneys' fees and court costs. Any damages, royalties, settlement fees or other consideration received by HMR or any of its Affiliates shall be divided [***] to HMR [***] to SCRIPTGEN [***]. If necessary, SCRIPTGEN shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. SCRIPTGEN shall offer reasonable assistance to HMR in connection therewith at no charge to HMR except for reimbursement of reasonable out-of-pocket expenses (not including salaries of SCRIPTGEN personnel) incurred in rendering such assistance. SCRIPTGEN shall have the right to participate and be represented in any such suit by its own counsel at its own expense. HMR shall not settle any such suit involving rights of SCRIPTGEN without obtaining the prior written consent of SCRIPTGEN, which consent shall not be unreasonably withheld.

         (d) In the event that HMR elects not to initiate an infringement or other appropriate suit pursuant to paragraph (b) above, HMR shall promptly advise SCRIPTGEN of its intent not to initiate such suit, and SCRIPTGEN shall have the right, at the expense of SCRIPTGEN, of initiating an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any Patent Rights covering Licensed Compounds or Licensed Products. In exercising its rights pursuant to this paragraph
(d), SCRIPTGEN shall have the sole and exclusive right to select counsel and shall pay all expenses of the suit, including without limitation, attorneys' fees and court costs, and shall be entitled to receive and retain any damages, royalties, settlement fees or other consideration. If necessary, HMR shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as a result of being a named party of the suit. At SCRIPTGEN's request, HMR shall offer reasonable assistance to SCRIPTGEN at no charge to SCRIPTGEN except for reimbursement of reasonable out-of-pocket expenses (not including salaries of HMR personnel) incurred in rendering such assistance. HMR shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

    6.6  Claimed Infringement.

    Notwithstanding anything to the contrary in this Agreement, in the event that any action, suit or proceeding is brought against SCRIPTGEN or any Affiliate of SCRIPTGEN or HMR or any Affiliate, licensee or sublicensee of HMR alleging the infringement of the intellectual property rights of a third party by reason of the discovery, development, manufacture, use, sale, importation or offer for sale of a Licensed Product by HMR or its Affiliates or its or their licensees or sublicensees, HMR will have the obligation to defend itself and SCRIPTGEN and its Affiliates in such action, suit or proceeding at HMR's expense. SCRIPTGEN shall have the right to separate counsel at its own expense in any such action or proceeding. The Parties will cooperate with each other in the defense of any such suit, action or proceeding. The Parties will give each other prompt written notice of the commencement of any such suit, action or proceeding or claim or infringement and will furnish each other a copy of each communication relating to the alleged infringement, but the failure to do so shall not affect HMR's obligations under this Section and under Section 9 except to the extent HMR is actually damaged thereby. HMR shall not compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding which involves the use of SCRIPTGEN Owned Technology, Joint Technology, SCRIPTGEN Patent Rights or Joint Patent Rights without SCRIPTGEN's advice and prior written consent, provided that SCRIPTGEN shall not unreasonably withhold its consent to any settlement which will provide an unconditional release of SCRIPTGEN and its Affiliates.

    6.7  Warranty Disclaimer.

    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

    6.8  Limited Liability.

    NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER SCRIPTGEN NOR HMR WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (i) ANY DIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (ii) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

                             7.  CONFIDENTIAL INFORMATION

    7.1  Treatment of Confidential Information.

    Each Party shall maintain the Confidential Information of the other Party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees, agents or Affiliates. Without limiting the foregoing, each Party agrees not to make any disclosure of the other Party's Confidential Information which will impair the other Party's ability to obtain U.S. or foreign patents on any patentable invention or discovery described in such Confidential Information. The Confidential Information of each Party includes information about third parties disclosed by one Party to this Agreement to the other Party to this Agreement.

    7.2  Release from Restrictions.

    The provisions of Section 7.1 shall not apply to any Confidential Information disclosed hereunder which:

         (a) was known or used by the receiving Party prior to its date of disclosure to the receiving Party, as evidenced by the prior written records of the receiving Party; or

         (b) either before or after the date of this disclosure to the receiving Party is lawfully disclosed to the receiving Party by an independent, unaffiliated third party rightfully in possession of the Confidential Information; or

         (c) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates and under no obligation of confidentiality; or

         (d) is independently developed by a Party without use of the Confidential Information of the other Party, as evidenced by the written records of the developing Party; or

         (e) is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

    7.3  Publication.

    It is expected that each Party may wish to publish the results of its research and development program under this Agreement. In order to safeguard intellectual property rights, the Party wishing to publish or otherwise publicly disclose the results of its research hereunder shall first submit a draft of the proposed manuscripts to the Scientific Committee during the term of the Collaboration Program or otherwise to the other Party for review, comment and consideration of appropriate patent action at least [***] weeks prior to any submission for publication or other public disclosure. Within [***] days of receipt of the prepublication materials, the Scientific Committee or the other Party will advise the Party seeking publication as to whether a patent application will be prepared and filed or whether trade secret protection should be pursued and, if so, the Scientific Committee or the other Party will, in cooperation with both Parties, determine the appropriate timing and content of any such publications. In all events, there shall be deleted from any such publication any information reasonably determined by a Party hereto to constitute its Confidential Information.

                          8.  REPRESENTATION AND WARRANTIES

    8.1  Mutual Representations.

    SCRIPTGEN and HMR each represents and warrants as follows:

         8.1.1     Organization.

         It is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware and of the country of France, respectively, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

         8.1.2     Authorization.

         The execution, delivery and performance by it of this Agreement has been duly authorized by all necessary corporate action and does not and will not (a) require any consent or approval of its stockholders or (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents or any agreement or other instrument or obligation to which it is bound or its assets are subject.

         8.1.3     Binding Agreement.

         This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

         8.1.4     No Inconsistent Obligation.

         It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

    8.2  HMR Representation.

    HMR represents to SCRIPTGEN that no withholding tax is due on any payment required to be made hereunder and that HMR will not withhold any amounts on account of any tax or withholding, except for withholding, if any, required by French tax authorities on payments of royalties pursuant to Section 6.4.6.

                                 9.  INDEMNIFICATION

    HMR shall indemnify, defend and hold harmless SCRIPTGEN and its Affiliates and its and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "SCRIPTGEN Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the SCRIPTGEN Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation, personal injury and product liability matters (except in cases where such claims, suits, actions, demands or judgments result from willful misconduct, gross negligence or material breach of this Agreement on the part of SCRIPTGEN) arising out of the development, testing, production, manufacture, promotion, import, sale or use by any person of any Licensed Product manufactured or sold by HMR or by an Affiliate, licensee, sublicensee, distributor or agent of HMR or its Affiliates. HMR shall have no obligation under this Section 9 with respect to incidental, indirect, or consequential damages or lost profits of Scriptgen.

                                   10.  TERMINATION

    10.1 Term.

    This Agreement shall remain in effect until terminated in accordance with the provisions of this Section 10 or until the last to expire of the licenses and rights granted under this Agreement.

    10.2 Termination for Insolvency or Breach.

    Each Party shall be entitled to terminate this Agreement by written notice to the other Party (a) upon the bankruptcy, insolvency, dissolution or winding up of the other Party or (b) in the event that the other Party shall be in default of any of its obligations hereunder, and shall fail to remedy any such default within sixty
(60) days (ten (10) days in the case of failure to make payments when due) after notice thereof by the non-breaching Party. Upon termination of this Agreement pursuant to this Section 10.2, neither Party shall be relieved of any obligations incurred prior to such termination and all other rights and remedies of the terminating Party shall not be affected by such termination.

    10.3 Disposition of Licensed Products.

    Upon any termination of this Agreement pursuant to Section 10, HMR shall within [***] days of the effective date of such termination notify SCRIPTGEN in writing of the amount of Licensed Products which HMR, its Affiliates and sublicensees then have completed on hand, the sale of which would, but for the termination, be subject to royalty, and HMR, its Affiliates and sublicensees shall thereupon be permitted during the [***] months following such termination to sell that amount of Licensed Products, provided that HMR shall pay the aggregate royalty thereon at the conclusion of the earlier of the last such sale or such [***] month period.
Except as provided above, all sublicenses granted by HMR shall forthwith terminate upon the termination of this Agreement.

    10.4  Survival of Obligations; Return of Confidential Information.

    Notwithstanding any termination of this Agreement, the obligations of the Parties under Sections 6, 7, 8 and 9 shall survive and continue to be enforceable. Upon any termination of this Agreement pursuant to Section 10, each Party shall promptly destroy all written Confidential Information, and all copies thereof.

                                11.  EQUITY INVESTMENT

    11.1 Timing and Amount.

    Provided the IPO is closed no later than [***] years from the Effective Date, concurrently with the closing of the IPO, HMR shall purchase from SCRIPTGEN pursuant to a private placement [***]
(U.S.) of common stock of SCRIPTGEN at a price per share equal to the gross price per share at which shares are sold to the underwriter(s) of the IPO prior to deduction for underwriting commissions and discounts. HMR acknowledges and agrees that such shares shall not be registered under the Securities Act and shall be deemed to be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. As a condition of such purchase, HMR and SCRIPTGEN shall enter into a written agreement that provides [***] on customary terms with respect to such shares satisfactory to both Parties, to be exercisable whenever the provisions of Sections (c), (e), (f) and (h) of Rule 144 promulgated under the Securities Act would apply to any sale of such shares in the public market.

    11.2 SCRIPTGEN Representations.

    SCRIPTGEN represents and warrants that the shares of common stock which HMR will purchase pursuant to Section 11.1 will be duly authorized, validly issued and fully paid and non-assessable.

                                  12.  MISCELLANEOUS

    12.1 Payment Method.

    Each payment to SCRIPTGEN under this Agreement shall be paid by HMR in U.S. currency by wire transfer of funds to an account of SCRIPTGEN in accordance with instructions provided by SCRIPTGEN.

    12.2 Publicity.

    Neither Party may disclose the existence of terms of this Agreement without the prior written consent of the other Party; provided, however, that either Party may make such a disclosure to the extent required by law or judicial process and that SCRIPTGEN may make a disclosure of the existence and terms of this Agreement (i) in the registration statement relating to the IPO or (ii) to investors, prospective investors, lenders and other financing sources and parties which have entered into a confidentiality agreement with SCRIPTGEN and with which SCRIPTGEN may enter into a commercial arrangement. The Parties, upon the execution of this Agreement, will discuss the possibility of a mutually acceptable news release for publication in general circulation periodicals and newswire.

    12.3      Overdue Payments.

    Payments due hereunder which are not paid when due shall bear interest at a rate of [***] per month from the due date until paid in full. Payment of such interest shall be in addition to any other rights and remedies to which the Party to which the payment is due may be entitled for failure to make timely payment.

    12.4 Prohibition on Hiring.

    Neither Party nor its Affiliates shall, during the term of the Collaboration Program, but in any event for at least [***] years from the Effective Date, hire any person who was employed by the other Party or its Affiliates during such period, whether such person is hired as an employee, investigator, independent contractor or otherwise; provided that a person who was employed by a Party or its Affiliates as a consultant or independent contractor may be employed as a consultant or independent contractor by the other Party or its Affiliates to perform services in furtherance of the Collaboration Program or for activities unrelated to the collaboration contemplated by this Agreement.

    12.5 Assignment.

    Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except to a Party who acquires all or substantially all of the business of the assigning Party by merger, sale of assets or otherwise.

    12.6 Governing Law.

    This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware with regard to conflicts of law principles.
 The rights and obligations of the Parties under this Agreement shall not be governed by the provisions of the U.N. Convention on Contracts for the International Sale of Goods.

    12.7 Force Majeure.

    In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than the payment of money) due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority, including any governmental law, order or regulation permanently or temporarily prohibiting or reducing the level of research, development or production work hereunder or the manufacture, use or sale of Licensed Products; epidemic; destruction of production facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet experimentation or manufacturing needs; or any other cause beyond the reasonable control of the Party invoking this Section 12.7, such Party shall give notice to the other Party in writing promptly, and thereupon if such Party shall have used its best efforts to avoid such occurrence, the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

    12.8 Waiver.

    The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

    12.9 Notices.

    Any notice or other communication in connection with this Agreement must be in writing and by mail, certified, return receipt requested, by electronic facsimile transmission or courier service, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

    If to SCRIPTGEN:

         SCRIPTGEN Pharmaceuticals, Inc.
         200 Boston Avenue
         Suite 3000
         Medford, MA  02155
         Attn:  President

    If to HMR:

         Hoechst Marion Roussel
         102, Route de Noisy
         93235 Romainville Cedex
         FRANCE
         Attn: General Counsel

    12.10     No Agency.

    Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. SCRIPTGEN shall be an independent contractor, not an employee or partner of HMR, and the manner in which SCRIPTGEN renders its services under this Agreement shall be within SCRIPTGEN's sole discretion. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

    12.11     Entire Agreement.

    This Agreement and the Appendix and Exhibits hereto contain the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writing relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

    12.12     Headings.

    The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

    12.13     Severability.

    In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

    12.14     Successors and Assigns.

    This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

    12.15     Counterparts.

    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    12.16     Interpretation.

    The Parties acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

    12.17     Export Controls.

    This Agreement is made subject to any restrictions concerning the export of Licensed Products or SCRIPTGEN Owned Technology from the United States which may be imposed upon or related to either Party to this Agreement from time to time by the Government of the United States. HMR will not export, directly or indirectly, any SCRIPTGEN Owned Technology or any Licensed Products utilizing such Technology to any countries for which the United States Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States Government when required by the applicable statute or regulation.

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

                                HOECHST MARION ROUSSEL


                             By /s/
                               -------------------------------------------
                                   (Print name)

                             Title:

                             Date:


                             SCRIPTGEN PHARMACEUTICALS, INC.


                             By /s/
                               -------------------------------------------
                                    (Print name)

                             Title:

                             Date:

                                      EXHIBIT A

                                        [***]

                                      EXHIBIT B

                                        [***]

                                 Appendix 1-WORK PLAN

                                        [***]